Exhibit 99.3
Investors: Scott Wenhold
Graphic Packaging Corporation
770-644-3062
Media: Lois Becton
Graphic Packaging Corporation
770-644-3515
Graphic Packaging and Altivity Packaging
Combination Approved by U.S. Department of Justice
Marietta, Georgia, March 5, 2008 — Graphic Packaging Corporation (NYSE: GPK) and Altivity Packaging, LLC today announced that they have reached an agreement with the United States Department of Justice that will allow completion of their combination. Graphic and Altivity have signed a consent decree with the Department of Justice that was today filed with and is subject to approval by the United States District Court for the District of Columbia. As a condition of the proposed consent decree, the combined company will be required to divest two of Altivity’s coated-recycled paperboard mills. The Company expects to divest Altivity’s Wabash, Indiana and Philadelphia, Pennsylvania mills pursuant to the Consent Decree. The closing of the combination is expected to take place as soon as practicable after the court’s approval of an asset preservation order related to the divestiture and the completion of administrative formalities.
Graphic Packaging President and Chief Executive Officer David W. Scheible commented, “We look forward to closing the proposed transaction with Altivity quickly and to beginning the integration of these two innovative packaging companies to create value for our stockholders, our customers, our employees and our other stakeholders.”
About Graphic Packaging Corporation
Graphic Packaging Corporation, headquartered in Marietta, Georgia, is a leading provider of paperboard packaging solutions for a wide variety of products to food, beverage and other consumer products companies. Graphic Packaging’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on Graphic Packaging’s web site at http://www.graphicpkg.com.
About Altivity Packaging
Altivity Packaging, LLC, headquartered in Chicago, Illinois, is the largest privately-held producer of folding cartons and holds a leading market position in coated-recycled boxboard and bag packaging. Altivity Packaging operates six recycled boxboard mills and 50 consumer-packaging facilities in North America. Additional information about Altivity Packaging, its business and its products is available on Altivity Packaging’s web site at http://www.altivity.com.
Contacts
Parties interested in acquiring the coated-recycled paperboard mills and related assets should contact Donald W. Sturdivant at (847) 437-1700.
Additional Information and Where to Find It
In connection with the proposed transaction, New Giant Corporation, a newly-formed holding company that we also refer to as New Graphic, has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, as amended (File No. 333-145849) that includes a proxy statement of Graphic Packaging Corporation that also constitutes a prospectus of New Graphic. Graphic Packaging Corporation mailed the final proxy statement/prospectus to its stockholders on December 12, 2007.
You may obtain a free copy of the proxy statement/prospectus and other related documents filed with the SEC by Graphic Packaging Corporation and New Graphic at the SEC’s web site at www.sec.gov. The proxy statement/prospectus and the other documents may also be obtained for free by accessing Graphic Packaging Corporation’s web site at http://www.graphicpkg.com.
Information Concerning Forward-Looking Statements
Certain statements of expectations, plans and projections with respect to the timing and impact of the transaction, the value that the transaction will create and the consent decree filed by the U.S. Department of Justice in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations. These risks and uncertainties include, but are not limited to: (i) the risk that the businesses of Graphic Packaging Corporation and Altivity Packaging, LLC may not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (ii) the risk that expected synergies may not be fully realized or realized within the expected timeframe; (iii) customer or employee loss and business disruption following the transaction; (iv) the risk that the use of net operating losses to offset future taxable income may be limited under the tax laws, (v) risks and uncertainties associated with regulatory and litigation matters and the divestitures required by the Department of Justice consent decree, and (vi) other risks that generally affect both companies, including inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the ability to implement business strategies and the impacts of regulatory and litigation matters. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and Graphic Packaging Corporation and New Graphic undertake no obligation to update such statements. Additional information regarding these and other risks is contained in New Graphic’s Registration Statement on Form S-4, as amended (File No. 333-145849), Graphic Packaging Corporation’s Annual Report on Form 10-K for 2007 and other filings with the SEC.